AMENDMENT NUMBER ONE
to the

POOLING AND SERVICING AGREEMENT

 SACO I TRUST 2006-4,

Dated as of March 1, 2006

among

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
as Depositor

EMC MORTGAGE CORPORATION,

Sponsor and Master Servicer,

and

LASALLE BANK NATIONAL ASSOCIATION,

Trustee

This AMENDMENT NUMBER ONE is made and entered into this 16th day of October, 2006, by and among STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as sponsor (in such capacity, the “Sponsor”) and as master servicer (in such capacity, the “Master Servicer”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), in connection with the Pooling and Servicing Agreement, dated as of March 1, 2006, among the above mentioned parties (the “Agreement”), and the issuance of Mortgage-Backed Certificates, Series 2006-4. This amendment is made pursuant to Section 11.01 of the Agreement.

1.     Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2.     Section 1.01 of the Agreement is hereby amended effective as of the date hereof by adding the following definition to such Section:

Current Specified Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period).

3.     The definition of Pass-Through Rate in Section 1.01 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

Pass-Through Rate: With respect to the Class A, Class M and Class B Certificates and any Distribution Date, a rate per annum equal to the least of (i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date, (ii) 11.00% per annum and (iii) the Net WAC Cap Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC II Regular Interest (other than REMIC II Regular Interest IO) equal to the product of (a) the excess, if any, of the Uncertificated REMIC II Pass-Through Rate for such REMIC II Regular Interest over the Marker Rate and (b) a notional amount equal to the Uncertificated Principal Balance of such REMIC II Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC II Regular Interests.

With respect to the Class C Certificate, the Class C Certificate shall not have a Pass-Through Rate, but Current Interest for such Certificate and each Distribution Date shall be an amount equal to 100% of the amount distributable to the Class C Interest for such Distribution Date.

With respect to the Class IO Interest, Class IO Interest shall not have a Pass-Through Rate, but Current Interest for such interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest IO for such Distribution Date.

With respect to REMIC V Regular Interest IO, REMIC V Regular Interest IO shall not have a Pass-Through Rate, but Current Interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

4.     The definition of Basis Risk Shortfall Carry Forward Amount in Section 1.01 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and any Class of Class A, Class M and Class B Certificates, an amount equal to the sum of (A) the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class been calculated at a per annum rate equal to lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) 11.00% per annum, over (b) the amount of Current Interest that such Class received on such Distribution Date if the Pass-Through Rate is limited to the Net Rate Cap and (B) the Basis Risk Shortfall Carry Forward Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate the current Distribution Date.

5.     The definition of Marker Rate in Section 1.01 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

Marker Rate: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for the REMIC II Regular Interests (other than REMIC II Regular Interests AA and IO), with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the least of (i) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate, (ii) 11.00% per annum and (iii) the Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date, and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ and IO) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

6.     The definition of Maximum Uncertificated Accrued Interest Deferral Amount in Section 1.01 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Distribution Date on the REMIC II Regular Interests (other than REMIC II Regular Interests AA, ZZ and IO), with the rate on each such REMIC II Regular Interest subject to a cap equal to the least of (x) the One-Month LIBOR Pass Through Rate for the Corresponding Certificate, (y) 11.00% per annum and (z) the Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date; provided, however, that solely for this purpose, the related cap with respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ and IO) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

7.     Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Depositor, the Sponsor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
as Depositor

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

EMC MORTGAGE CORPORATION,
as Sponsor and Master Servicer

By: /s/ Sue Stepanek
Name: Sue Stepanek
Title:  Executive Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Susan L. Field
Name: Susan L. Field
Title: Assistant Vice President